EXHIBIT 2.1

                       AGREEMENT & PLAN OF REORGANIZATION

     THIS AGREEMENT & PLAN OF REORGANIZATION ("Agreement") is entered into and effective as of the 1st day of August, 2000, among Duro Enzyme Products, Inc., a Nevada corporation ("Duro Enzyme"), located at 435 Martin Street, Blaine, Washington 98230 and Home.Web, Inc., a Nevada corporation ("Home.Web"), located at 603 Mar Vista Drive, Monterey, California, 93940 (Duro Enzyme and Home.Web collectively, the "Constituent Corporations"). In consideration of the covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. VOLUNTARY SHARE EXCHANGE. The Constituent Corporations have deemed it advisable and in the best interests of the Constituent Corporations, respectively, and their respective shareholders, that Duro Enzyme be combined with Home.Web (the "Combination"). The Constituent Corporations desire to accomplish the Combination by conducting a voluntary share exchange between the shareholders of Duro Enzyme and Home.Web, whereby Home.Web will authorize the offering and issuance of twenty-eight million and eight hundred thousand (28,800,000) shares of its Common Stock to the shareholders of Duro Enzyme in exchange for their Duro Enzyme shares. The list of shareholders of Duro Enzyme is attached as Exhibit A.

2. ACTIONS PRIOR TO CLOSING. Prior to the issuance of shares to Duro Enzyme shareholders, Home.Web shareholders will return to treasury a total of twenty-eight million and eight hundred thousand (28,800,000) shares of Common Stock of Home.Web and the holders of the 350,000 stock options granted by the Company will surrender the stock options to the Company. In substantially the form attached hereto as Exhibit B is a certificate to be executed by the principal shareholders of Home.Web certifying that prior to October 16, 2000, they will return that portion of their shares of Common Stock of Home.Web to treasury and surrender any and all stock options granted that will enable the total number of issued and outstanding shares of Common Stock of the Company to be 4,076,400 shares immediately prior to the voluntary share exchange.

3. RELATED AGREEMENTS. Pursuant to completing the Combination, the shareholders of Duro Enzyme shall have the opportunity to enter into Subscription Agreements with Home.Web in substantially the form attached as Exhibit C and incorporated herein by this reference to receive Home.Web shares in exchange for their Duro Enzyme shares.

4. REPRESENTATIONS AND WARRANTIES OF DURO ENZYME. Duro Enzyme represents and warrants to Home.Web as set forth below.

     4.1 Duro Enzyme is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

     4.2 The board of directors of Duro Enzyme has authorized the execution and performance of this Agreement.

     4.3     Subsidiaries

               4.3.1 Duro Enzyme Solutions Inc. is a wholly owned subsidiary of Duro Enzyme, incorporated and validly existing under the Canada Business Corporations Act.

               4.3.2 Duro Enzyme Solutions, Inc. is a wholly owned subsidiary of Duro Enzyme, incorporated and validly existing under the laws of the State of Nevada.

     4.4 There is no litigation presently pending or threatened against Duro Enzyme.


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     4.5     The  issued and outstanding Common Stock of Duro Enzyme consists of
1 share which is free from claims, liens or other encumbrances and is validly issued, fully paid and nonassessable.

     4.6 The 1 share was issued under an exemption to the registration requirements of the U.S. Securities Act of 1933, as amended (the "Act"), and is restricted from transfer unless pursuant to a valid exemption from the Act or registration under the Act.

     4.7 The Duro Enzyme shareholders will not have the right to demand that the Home.Web shares of Common Stock they acquire through the voluntary share exchange be registered under the Act.

     4.8 Duro Enzyme will deliver to Home.Web copies of the following financial statements for Duro Enzyme Products Inc. and its respective subsidiaries: Audited financial statements for the ten months ended September 30, 2000.

     4.9 Duro Enzyme understands the meaning and legal consequences of the representations and warranties contained in this Section 4 and agrees to indemnify, defend and hold harmless Home.Web and each director, officer and shareholder thereof from and against any and all loss, damage or liability (including without limitation attorneys' fees) due to or arising out of a breach of any representation or warranty of the undersigned, except that Duro Enzyme does not waive any rights granted to the undersigned under federal or state securities laws.

5. REPRESENTATIONS AND WARRANTIES OF HOME.WEB. Home.Web represents and warrants to Duro Enzyme as set forth below

     5.1 Home.Web is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement.

     5.2 The board of directors of Home.Web has authorized the execution and performance of this Agreement and the transfer of stock contemplated hereby.

     5.3 There is no litigation presently pending or threatened against Home.Web.

     5.4 The authorized capital stock of Home.Web consists of fifty million (50,000,000) shares of Home.Web Common Stock, par value $0.001 per share, of which, as of the date hereof, thirty-two million eight hundred and seventy-six thousand and four hundred (32,876,400) shares are issued and outstanding. All of the issued and outstanding shares of Home.Web Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable and free of preemptive rights. None of the outstanding shares of Home.Web Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Home.Web. Home.Web has granted 1,250,000 stock options to officers of the corporation and MVI, an affiliated company along with one of MVI's employees. The options can be exercised at $.001 and have no expiration date. Of the 1,250,000 stock options granted, 900,000 options have been exercised as of the date of this agreement.

     5.5 Except as set forth in Section 5.4 above, (i) there are no shares of capital stock or other equity securities of Home.Web outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of Home.Web Common Stock or other capital stock of Home.Web or contracts, commitments, understandings or arrangements by which Home.Web is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock, and (ii) there are no outstanding stock appreciation, phantom stock or similar rights.

               5.5.1 The shares consist of capital stock of Home.Web and have been validly issued by Home.Web and are fully paid and non-assessable.


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               5.5.2     The  Shares  are  owned  free and clear of any liens or
other  encumbrances,  and  have  not  been  pledged  or  hypothecated.

               5.5.3 There is no pending action, arbitration, audit, hearing, investigation or litigation that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with the offer and issuance of the shares to Duro Enzyme shareholders.

               5.5.4 Provisions of Federal and State Laws. THE SHARES HAVE NOT BEEN REGISTERED UNDER THE ACT, NOR UNDER ANY STATE SECURITIES LAWS. AN INVESTMENT IN SUCH SHARES HAS NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE
COMMISSION  OR  BY  ANY  STATE  SECURITIES  COMMISSION  OR  SIMILAR  BODY.  ANY
REPRESENTATION  TO  THE  CONTRARY  IS  UNLAWFUL.

     5.6 Home.Web does not have any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Home.Web giving rise to any such liability), except (i) for liabilities set forth in the Home.Web financial statements as disclosed in financial statements filed with the SEC, (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of Home.Web, and (iii) liabilities that would not have a material adverse effect on the business condition of Home.Web.

     5.7 Home.Web understands the meaning and legal consequences of the representations and warranties contained in this Section 5 and agrees to indemnify, defend and hold harmless Duro Enzyme and each director, officer and shareholder thereof from and against any and all loss, damage or liability (including without limitation attorneys' fees) due to or arising out of a breach of any representation or warranty of the undersigned, except that Home.Web does not waive any rights granted to the undersigned under federal or state securities laws.

6. IMPLEMENTATION. Each of the Constituent Corporations shall take, or cause to be taken, all actions or do, or cause to be done, all things necessary, proper or advisable under the laws of the State of Nevada, including executing the necessary corporate consents for each Constituent Corporation to consummate the Combination.

7. AMENDMENT. This Agreement may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of each of the Constituent Corporations.

8. GOVERNING LAW. This Agreement and all matters relating to this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Nevada.

9. ATTORNEYS' FEES. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the prevailing party shall be entitled to recover from the other party or parties all of its costs, expense and reasonable attorneys' fees incurred therein by the prevailing party, including costs, expenses and attorneys' fees incurred on appeal.

10. COUNTERPART AND FACSIMILE SIGNATURES. This Agreement may be signed in counterparts, each of which shall be an original, but all of which shall constitute one and the same document. Signatures transmitted by facsimile shall be deemed valid execution of this Agreement binding on the parties.

11. BINDING EFFECT. Except as otherwise provided to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

12. SEVERABILITY. If any provision of this Agreement is held to be invalid, the same shall not affect in any respect the validity of the remainder of the Agreement.


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13.     NOTICES.  All  notices  shall  be in writing and shall be deemed to have been  sufficiently  given  or served (i) immediately, when personally delivered,
(ii) within three (3) days after being deposited in the United States mail, by registered or certified mail, or (iii) within one (1) day after being deposited with a reputable overnight mail carrier which provides delivery of such mail to be traced, addressed as indicated on the signature pages below.

       If  to  Home.Web,  Inc.:               Home.Web,  Inc.
                                              1700  E.  Desert  Inn,  Suite  100
                                              Las  Vegas,  NV  89109

       If to Duro Enzyme Products Inc.:       Duro  Enzyme  Products  Inc.
                                              20436  Fraser  Highway
                                              Langley, British Columbia, V3A 4G2
                                              CANADA


     IN WITNESS WHEREOF, the parties have duly executed and delivered this AGREEMENT AND PLAN OF REORGANIZATION as of the date first set forth above.



DURO  ENZYME  PRODUCTS,  INC.,                 HOME.WEB,  INC.,
a  Nevada  corporation                         a  Nevada  corporation


     /s/  Rowland  Wallenius                       /s/  Dennis  Davis
---------------------------------              -----------------------------
By:  Rowland  Wallenius                        By:  Dennis  Davis
   Its:  President                                Its:  President


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                                    EXHIBIT A

                            Duro Enzyme Shareholders

                                 Jolene Fuller
                                  Fred Fuller
                                 Terri Veillet
                                 Lyle Veillet
                                 Tina Morin
                                 Betty Burback
                               Shane Branconnier
                               Josie Branconnier
                               Rowland Wallenius
                               Dean Branconnier
                                 Chad Burback
                               Lenice Branconnier
                                  Dan Cumming
                                   Don Dyer
                                Delbert Burback
                                Trevor Burback
                                 Wayne Hanson
                                Robert Jackman
                                  Intek, Ltd.

                                    EXHIBIT B

                 Certificate of Home.Web Principal Shareholders


The  Undersigned  hereby  certify  to  Duro  Enzyme  Products  Inc.  as follows:


1.   We are principal shareholders of Home.Web, Inc. (the "Company").


2. As of the date of this Certificate, we hereby surrender to the Company that number of shares of Common Stock of the Company written by our names below that equals 28,800,000 shares to ensure that the number of issued and outstanding shares of the Common Stock of the Company is 4,076,400 shares.


3. As of the date of this Certificate, we hereby surrender to the Company that number of stock options of the Company written by our names below that equals 350,000 stock options, which are all of our options to purchase the Common Stock of the Company.


IN WITNESS WHEREOF, the Undersigned have executed this certificate as of 27th Day of September, 2000.

_________________________________        _______________________________
Dennis  Davis                            Number  of  Shares  Surrendered


                                         _______________________________
                                         Number of Stock Options Surrendered


_________________________________        _______________________________
Cornelia  Young  Davis                   Number  of  Shares  Surrendered


                                         _______________________________
                                         Number of Stock Options Surrendered

                                    EXHIBIT C

                             SUBSCRIPTION AGREEMENT
                             ----------------------

     SUBSCRIPTION AGREEMENT made as of this _____ day of October, 2000, between HOME.WEB, INC., a Nevada corporation (the "Company"), and the undersigned subscriber (the "Subscriber").

     The Company desires to offer its shares in exchange for the shares of Duro Enzyme Products Inc. ("Duro Enzyme") by issuing up to 28,800,000 shares of
                                                            ----------
Common Stock of the Company (the "Shares") to existing shareholders of Duro Enzyme. The Subscriber desires to acquire the number of Shares set forth on the signature page hereof in exchange for the number of Duro Enzyme shares as set forth on the signature page hereof.

     NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.   SUBSCRIPTION  FOR  SHARES  AND  REPRESENTATIONS  BY  THE SUBSCRIBER

     1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to acquire the number of Shares set forth upon the signature page hereof, and the Company agrees to issue such Shares to the Subscriber in consideration for all of the Subscriber's shares in Duro Enzyme as set forth upon the signature page hereof.

     1.2 The Subscriber recognizes that the acquisition of Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) s/he may not be able to liquidate his / her investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) s/he could sustain a complete loss of his / her entire investment.

     1.3 The Subscriber represents that (i) s/he is competent to understand and does understand the nature of the investment; and (ii) s/he is able to bear the economic risk of this investment.

     1.4     Please  check  the  appropriate  space:

____ The Subscriber represents that s/he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"). The definition of "accredited investor" is set forth below.

____ The Subscriber represents that s/he is not an accredited investor.

____ The Subscriber represents that s/he is not a resident of the United States.

     The  definition  of  an  "accredited  investor"  includes  the  following:

- An individual having a net worth or a joint net worth with spouse at the time of purchase in excess of $1,000,000.


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-    An individual whose net income was in excess of $200,000 in each of the two most recent years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his / her net income to reach such level in the current year.

- A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the Shares, having total assets in excess of $5,000,000.

- A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the 1933 Act).

-    An insurance company (as defined in Section 213 of the 1933 Act).

- An investment company registered under the Investment Company Act of 1940 (the "Investment Company Act").

- A business development company (as defined in Section 2(a)(48) of the Investment Company Act) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

- A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301 (c) or (d) of the Small Business Investment Act of 1958.

- A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

- A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, which plan has total assets in excess of $5,000,000.

- An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a "plan fiduciary", as defined in section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser.

- An employee benefit plan within the meaning of ERISA having total assets in excess of $5,000,000.

- A self-directed employee benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501 (a) of Regulation D.

- A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the shares offered hereby, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that s/he is capable of evaluating the merits and risks of an investment in the Shares).

-    Any entity in which all of the equity owners are accredited investors.


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
     1.5 The Subscriber acknowledges that s/he has significant prior investment experience, including investment in non-listed and non-registered securities and that s/he recognizes the highly speculative nature of this investment.

     1.6 The Subscriber hereby represents that s/he has been furnished by the Company during the course of this transaction with all information regarding the Company which s/he had requested or desired to know; that all other documents which could be reasonably provided have been made available for his / her inspection and review; and that s/he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of this offering.

     1.7 The Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Sections 4(2) and 4(6) of the Act and Regulation D or Regulation S (relating to securities offered or sold outside of the United States) ("Regulation S") promulgated thereunder. The Subscriber represents that the Shares are being acquired for his / her own account, for investment and not for distribution or resale to others. The Subscriber agrees that s/he will not sell, transfer or otherwise dispose of any of the Shares unless they are registered under the Act or unless an exemption from such registration is available.

     1.8 The Subscriber understands that the Shares have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his / her investment intention or Regulation S. In this connection, the Subscriber understands that, if the Shares are sold in the United States or to United States residents, it is the position of the SEC that the statutory basis for such exemption would not be present if his / her representation merely meant that his / her present intention was to hold the Shares for a short period, for a deferred sale, for a market rise, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, an acquisition now with an intent to resell would represent an intent inconsistent with his / her representation to the Company, and the SEC might regard such a sale, transfer or other disposition as a deferred sale for which the exemption is not available.

     1.9 The Subscriber agrees that the Company may, if it desires, permit the transfer of the Shares by the Subscriber out of his / her name only when his / her request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed sale, transfer or disposition does not result in a violation of the Act or any applicable state or province "blue sky" laws (collectively, "Securities Laws"). The Subscriber agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any sale, transfer or other disposition of the Securities by the undersigned Subscriber in violation of any Securities Laws or any misrepresentation herein.

     1.10 The Subscriber acknowledges and agrees that the Company is relying on the Subscriber's representations contained in this Agreement in determining whether to accept this subscription. The Subscriber agrees that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.


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
     1.11 The Subscriber represents and warrants that all representations made by the Sub-scriber hereunder are true and correct in all material respects as of the date of execution hereof, and Subscriber further agrees that until the closing on the Shares subscribed for s/he shall inform the Company immediately of any changes in any of the representations provided by the Subscriber hereunder.

2.   TERMS  OF  OFFERING

     2.1 The subscription period will begin as of October 13, 2000 and will terminate upon the occurrence of the earlier of (a) October 16, 2000 or (b) completion of the acquisition of all Shares (the "Offering Expiration Date").

     2.2 The Subscriber hereby agrees to acquire the number of Shares from the Company set forth upon the signature page hereof in exchange for all of their Duro Enzyme Common Stock.

     2.3 Closings on investor subscriptions shall be held as soon as practicable following the Company's acceptance hereof.

     2.4     The  Shares  will  be  offered  and issued directly by the Company.

     2.5 The authorized capital stock of the Company consists of fifty million (50,000,000) shares of Common Stock, par value $0.001 per share, of which, as of the date hereof, thirty-two million eight hundred and seventy-six thousand and four hundred (32,876,400) shares of Common Stock are issued and outstanding. All of the issued and outstanding shares of the Company's Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable and free of preemptive rights. None of the outstanding shares of the Company's Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of the Company.

3.   RESTRICTIONS  ON  TRANSFER

     3.1 The certificates representing the Shares shall bear the following legend:

                    THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES AUTHORITIES. IT IS BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATIONS PROMULGATED UNDER THE ACT. IT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.

     The Company, in its sole discretion, may place a "Blue Sky" legend on the certificates in accordance with U.S. State securities laws or as required by applicable securities laws.

     3.2 With respect to the Shares issued by the Company, each Subscriber will be prohibited from selling, transferring, pledging or otherwise disposing of such Shares unless in compliance with the Securities Act of 1933, as amended and applicable state securities laws. As a result of restrictions on transferability of the Shares, a Subscriber may not be able to liquidate his / her investment and must bear the economic risk of the investment for at least one year.

4.   NOTICES  TO  SUBSCRIBERS

     4.1 THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE OR PROVINCE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS. THE
SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, OR ANY STATE OR PROVINCE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     4.2     THE  SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER-ABILITY AND
RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS
SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

5.   GENERAL  RELEASE

     5.1 Except for a claim for a breach of this Subscription Agreement, Subscriber hereby fully and forever releases Company (including its agents, employees, successors and assigns), waives and acknowledges settlement, satisfaction and receipt in full of (i) any and all sums that may be payable to Subscriber by Duro Enzyme; and (ii) any and all past, present and future claims, demands, rights, causes of action, and compensation of every kind and nature arising from, but not limited to, any contracts, agreements, or instruments, claims for violation or breach of contract; promissory estoppel; breach of fiduciary duty; fraud; negligence; defamation; violation of any public policy; claims for personal injuries; emotional or mental distress of any kind or nature whatsoever; harassment; violation of any federal or state law or regulation; or otherwise; whether known or unknown, anticipated or unanticipated, direct or indirect, fixed or contingent, including without limitation, any and all claims and damages relating to or arising out of any aspect of the litigation (including attorneys' fees and litigation costs), whether asserted or unasserted.

     5.2 Subscriber hereby agrees to be responsible for all of his / her taxes arising out of this transaction, including any taxes from the issuance of the common stock of the Company. If the Company has any obligation to withhold taxes on behalf of Subscriber, Subscriber agrees to pay the taxes or indemnify and reimburse the Company for any moneys paid on Subscriber's behalf by the Company. If Subscriber fails to pay the taxes owed or indemnify or reimburse the Company for any liability resulting from such failure, the Company has the power to stop the transfer of its common stock to Subscriber or to reclaim common stock of the Company from the Subscriber to satisfy the tax liability. Subscriber hereby expressly appoints the President of the Company or its successor as his / her attorney for purposes of enforcing this provision, with full power of substitution in the premises.

6.   MISCELLANEOUS

     6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, and to the Subscriber at his / her address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

     6.2 This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. The respective representations, warranties and covenants of the parties set forth in this Agreement shall survive delivery of the Shares contemplated hereunder.

     6.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     6.4 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Nevada, without giving effect to the choice of law rules thereof.

     6.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



                                               HOME.WEB,  INC.



Date:  ________________                        By:______________________________

                                               Its:_____________________________


TO  BE  COMPLETED  BY  SUBSCRIBERS:

______________________________                 _________________________________
Number of Home.Web Shares Subscribed For       Number of Duro Enzyme Shares
                                               Exchanged




______________________________                 _________________________________
Name  of  Subscriber(s)                        Social  Security  or  Other  Tax
                                               Identification
[Please print exactly as name should           Number of Subscriber
appear on share  certificate]

______________________________                 _________________________________
Signature  of  Subscriber(s)                   Date




________________________________________________________________________________
Address  of  Subscriber

                            CERTIFICATE OF SIGNATORY

                          (To be completed if Units are
                       being subscribed for by an entity)




I,  ________________________________,  am the _______________________ (position)
of  ____________________________________________________________ (the "Entity").

     I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to acquire and hold the Shares and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.



     IN WITNESS WHEREOF, I have set my hand this ____ day of __________,_____.


                         ______________________________
                                   (Signature)